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                CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated April 8, 1997 accompanying the consolidated financial statements included in the Annual Report of National Quality Care, Inc. on Form 10-KSB for the year ended December 31, 1997. We hereby consent to the incorporation by reference of said report in the Registration Statements of National Quality Care, Inc. on Forms S-8 (File Nos. 333-03622, 333-06175, 333-14839, 333-21911, 333-25955, 333-32287, 333-34703, 333-45145, 333-46967,
and 333-49059).



SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
April 13, 1998